Exhibit 99.1

                  Kerr-McGee Reports 2003 Third-Quarter Results
                  ---------------------------------------------
                         Operating Profit Increases 24%
                         ------------------------------

     Oklahoma City, Oct. 29, 2003 - Kerr-McGee Corp. (NYSE: KMG) reports income from continuing operations for the third quarter of 2003 of $29.1 million (29 cents per diluted common share), compared with a loss from continuing operations of $86.8 million (86 cents per share) for the 2002 third quarter. The company's 2003 third-quarter adjusted after-tax income from continuing operations was $76.7 million (76 cents per share), compared with $78.8 million (79 cents per share) for the 2002 third quarter. Adjusted after-tax income is determined by excluding from net income the results from discontinued operations, the cumulative effect of an accounting change and special items.

                                                                            Nine Months Ended
                                                     Third Quarter             September 30
                                                    ----------------        -----------------
(Millions of dollars, except per-share amounts)     2003       2002          2003       2002
                                                    -----     ------        ------    -------

Net Income (Loss)                                   $28.8     $(86.4)       $168.3    $(138.9)
   (Income) Loss from Discontinued Operations          .3        (.4)           .1     (127.3)
   Change in Accounting Principle (FAS 143)             -          -          34.7          -
                                                    -----     ------        ------    -------
Income (Loss) from Continuing Operations             29.1      (86.8)        203.1     (266.2)
   Add Special Items (1)                             47.6      165.6         113.9      445.5
                                                    -----     ------        ------    -------
Adjusted After-Tax Income                           $76.7     $ 78.8        $317.0    $ 179.3
                                                    =====     ======        ======    =======

(1)  Items  included  in  "Special  Items"  are  listed  on  page  7  as  "Other
     Information, Net of Income Taxes."

Diluted Earnings (Loss) Per Share
   Net Income                                       $ .29     $ (.86)       $ 1.67    $ (1.38)
   Discontinued Operations                              -          -             -      (1.27)
   Change in Accounting Principle                       -          -           .31          -
                                                    -----     ------        ------    -------
   Continuing Operations                            $ .29     $ (.86)       $ 1.98    $ (2.65)
                                                    =====     ======        ======    =======
   Adjusted After-Tax Income                        $ .76     $  .79        $ 3.01    $  1.79
                                                    =====     ======        ======    =======


Adjusted after-tax income excludes items that management deems to not be reflective of the company's core operations. This measure is a non-GAAP financial measure. Management believes that this measure provides valuable insight into the company's core earnings from operations and enables investors and analysts to better compare core operating results with those of other companies by eliminating items that may be unique to the company. Other companies may define special items differently, and the company cannot assure that adjusted after-tax income is comparable with similarly titled amounts for other companies.

     "We continue to generate strong cash flow from operations totaling $1.2 billion for the year to date, up 14% from last year," said Luke R. Corbett, Kerr-McGee chairman and chief executive officer. "This improvement in results occurred even with the sale of non-core assets representing approximately 15% of last year's oil and gas production volumes and a weak economic environment for inorganic chemicals. We will continue to focus on cost containment in all of our operations as we concentrate on value-adding exploration, acquisition and divestiture opportunities."

Net Income and Discontinued Operations
--------------------------------------
     The third-quarter 2003 net income of $28.8 million (29 cents per share) includes $30.7 million of after-tax charges for environmental costs, net of expected reimbursements from the government; a $10.9 million after-tax charge for curtailment of the retirement plans related to a voluntary workforce reduction program; and a $300,000 expense for discontinued operations. This compares with a 2002 third-quarter net loss of $86.4 million (86 cents per share), which includes a tax charge of $146.4 million for a U.K. tax law change, after-tax charges of $21.8 million for the impairment of oil and gas properties, and a net benefit of $13 million after tax consisting of expected reimbursements from the government, partially offset by environmental provisions. Income from discontinued operations was $400,000 in the 2002 third quarter.

Operating Profit
----------------
     Operating profit for the 2003 third quarter increased by $44 million from the prior-year third quarter to $225.9 million. The increase was primarily due to higher oil and natural gas prices, lower oil and gas asset impairments, the 2003 gains on sales of assets held for sale, and lower depreciation, depletion and production costs resulting primarily from the divestitures of higher-cost oil and gas properties. Partially offsetting these factors were lower oil and gas sales volumes, higher exploration expense, and higher chemical operating costs.

Interest Expense and Debt
-------------------------
     Net interest expense for the 2003 third quarter was $61.2 million, down $6.2 million from the 2002 third quarter, reflecting lower debt balances and lower average borrowing costs. Total debt at Sept. 30, 2003, was $3.7 billion, compared with $3.9 billion at Dec. 31, 2002, and $4.3 billion at Sept. 30, 2002.

Oil and Gas Volumes and Prices
------------------------------
     Kerr-McGee's daily oil production from continuing operations for the third quarter of 2003 averaged 141,000 barrels, versus 192,900 barrels for the prior-year period. This decrease was primarily due to the sale of nearly $1 billion of high-cost, noncore producing properties. The average sales price for oil from continuing operations for the 2003 third quarter, including the effects of the company's hedging program, was $25.76 per barrel, up from $23.38 per barrel for the 2002 third quarter.
     Third-quarter daily sales of natural gas averaged 699 million cubic feet, compared with 789 million cubic feet for the same 2002 quarter. The average sales price for the 2003 third quarter, including the effects of the company's hedging program, was $4.20 per thousand cubic feet, a 51% increase from the 2002 third quarter.
     Details on the company's hedging program for 2003 and 2004 are available on Kerr-McGee's website at http://www.kerr-mcgee.com/pdf/hedgeguidance.pdf.

Sales and Capital Expenditures
------------------------------
     Sales from continuing operations totaled $1 billion for the 2003 third quarter, compared with $965 million for the 2002 third quarter.
     Capital expenditures for the third quarter of 2003 were $267.6 million, compared with $293.7 million for the 2002 third quarter.
     Kerr-McGee will hold a conference call today at 11 a.m. EST to discuss its third-quarter results and expectations for the future. Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 888-482-0024 within the United States or 617-801-9702 outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 888-286-8010 within the United States or 617-801-6888 outside the United States. The code for the replay of the call will be #80548976. The webcast replay will be archived for 30 days on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.
                                      # # #

(Statements in this news release regarding the company's or management's intentions, beliefs or expectations, or that otherwise speak to future events, including cost controls and exploration success, are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the success of the oil and gas exploration and production program, drilling risks, the market value of Kerr-McGee's products, uncertainties in interpreting engineering data, demand for consumer products for which Kerr-McGee's businesses supply raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors section of the company's Annual Report on Form 10-K and other U.S. Securities and Exchange Commission filings. Actual results and developments may differ materially from those expressed or implied in this news release.)


Investor Contact:  Rick Buterbaugh
                   405-270-3561

Media Contact:     Deborah Schramm
                   Direct:  405-270-2877
                   Pager:  888-734-8294
                   dschramm@kmg.com

                 KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                   (Unaudited)

                                                                       Third Quarter Ended         Nine Months Ended
                                                                          September 30,               September 30,
                                                                       --------------------      ---------------------
(Millions of dollars, except per-share amounts)                          2003        2002          2003         2002
                                                                       --------     -------      --------     --------
Consolidated Statement of Income
--------------------------------
Sales                                                                  $1,006.1     $ 964.8      $3,158.3     $2,682.2
                                                                       --------     -------      --------     --------
Costs and Expenses -
  Costs and operating expenses                                            409.9       383.6       1,233.4      1,096.8
  General and administrative expenses                                      98.3        61.0         248.3        238.1
  Shipping and handling expenses                                           34.4        32.1         101.4         86.3
  Depreciation and depletion                                              180.6       193.7         563.2        602.1
  Accretion expense                                                         6.3           -          18.8            -
  Asset impairments, net of gains on disposal of assets held for sale      (4.4)       24.0          (5.0)       181.5
  Exploration, including dry holes and amortization of
    undeveloped leases                                                     79.8        70.2         286.9        148.9
  Taxes, other than income taxes                                           23.5        28.8          69.9         83.4
  Provision for environmental remediation and restoration,
  net of reimbursements                                                    47.2       (20.0)         66.4         70.4
  Interest and debt expense                                                62.8        68.4         191.2        207.7
                                                                       --------     -------      --------     --------
      Total Costs and Expenses                                            938.4       841.8       2,774.5      2,715.2
                                                                       --------     -------      --------     --------
                                                                           67.7       123.0         383.8        (33.0)
Other Expense                                                             (17.5)      (14.1)        (42.7)       (52.0)
                                                                       --------     -------      --------     --------
Income (Loss) before Income Taxes                                          50.2       108.9         341.1        (85.0)
Provision for Income Taxes                                                (21.1)     (195.7)       (138.0)      (181.2)
                                                                       --------     -------      --------     --------
Income (Loss) from Continuing Operations                                   29.1       (86.8)        203.1       (266.2)
Discontinued Operations, net of taxes                                      (0.3)        0.4          (0.1)       127.3
Cumulative Effect of Change in Accounting Principle, net of taxes             -           -         (34.7)           -
                                                                       --------     -------      --------     --------
Net Income (Loss)                                                      $   28.8     $ (86.4)     $  168.3     $ (138.9)
                                                                       ========     =======      ========     ========

Net Income (Loss) per Common Share -
  Basic -
    Continuing operations                                              $   0.29     $ (0.86)     $   2.02     $  (2.65)
    Discontinued operations                                                   -           -             -         1.27
    Accounting change                                                         -           -         (0.34)           -
                                                                       --------     -------      --------     --------
    Net income (loss)                                                  $   0.29     $ (0.86)     $   1.68     $  (1.38)
                                                                       ========     =======      ========     ========
  Diluted -
    Continuing operations                                              $   0.29     $ (0.86)     $   1.98     $  (2.65)
    Discontinued operations                                                   -           -             -         1.27
    Accounting change                                                         -           -         (0.31)           -
                                                                       --------     -------      --------     --------
    Net income (loss)                                                  $   0.29     $ (0.86)     $   1.67     $  (1.38)
                                                                       ========     =======      ========     ========

Thousands of Common Shares Outstanding -
  End of period                                                                                   100,848      100,378
  Average                                                               100,121     100,378       100,121      100,313
  Average - including dilution                                          100,895     100,378       110,675      100,313


                 KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                   (Unaudited)

                                                                        Third Quarter Ended        Nine Months Ended
                                                                          September 30,               September 30,
                                                                       --------------------      ---------------------
(Millions of dollars)                                                    2003         2002         2003         2002
                                                                       --------     -------      --------     --------
Segment Information
-------------------
Sales
  Exploration and production                                           $  693.8     $ 645.0      $2,210.5     $1,781.1
  Chemicals - Pigment                                                     266.8       266.8         803.9        748.1
  Chemicals - Other                                                        45.4        53.0         143.7        152.9
                                                                       --------     -------      --------     --------
                                                                        1,006.0       964.8       3,158.1      2,682.1
  All other                                                                 0.1           -           0.2          0.1
                                                                       --------     -------      --------     --------
    Total                                                              $1,006.1     $ 964.8      $3,158.3     $2,682.2
                                                                       ========     =======      ========     ========

Operating Profit
  Exploration and production -
    Domestic (includes $1.5 gain and $8.2 loss ($1.0 gain and $5.3 loss after tax) in the 2003 third quarter and first nine months, respectively, and $8.1 and $18.9 loss ($5.3 and $12.3 after tax)
    in the 2002 third quarter and first nine months, respectively, for
    non-hedge derivatives)                                             $  222.7     $ 158.9      $  751.4     $  401.4
  North Sea                                                                81.0        99.2         292.0        245.5
  Other international                                                      (6.3)        6.7           5.5         16.8
  Asset impairments, net of gains on disposal of assets held for sale       4.4       (24.0)          5.0       (181.5)
                                                                       --------     -------      --------     --------
    Total Production Operations                                           301.8       240.8       1,053.9        482.2
  Exploration expense                                                     (79.8)      (70.1)       (286.9)      (148.8)
                                                                       --------     -------      --------     --------
                                                                          222.0       170.7         767.0        333.4
                                                                       --------     -------      --------     --------
  Chemicals -
    Pigment                                                                 7.6        18.9           0.8         20.7
    Other                                                                  (3.7)       (7.7)        (22.1)        (5.2)
                                                                       --------     -------      --------     --------
                                                                            3.9        11.2         (21.3)        15.5
                                                                       --------     -------      --------     --------
      Total                                                               225.9       181.9         745.7        348.9
Net Interest Expense                                                      (61.2)      (67.4)       (187.1)      (204.6)
Loss from Equity Affiliates                                               (10.9)       (4.8)        (23.7)       (20.5)
Derivatives and Devon Stock Revaluation (a)                                (5.5)       20.7          (6.8)        19.8
Foreign Currency Gains (Losses)                                             0.6       (23.3)        (12.5)       (38.9)
Other Income (Expense)                                                    (98.7)        1.8        (174.5)      (189.7)
Provision for Income Taxes                                                (21.1)     (195.7)       (138.0)      (181.2)
                                                                       --------     -------      --------     --------
Income (Loss) from Continuing Operations                                   29.1       (86.8)        203.1       (266.2)
Discontinued Operations, net of taxes                                      (0.3)        0.4          (0.1)       127.3
Cumulative Effect of Change in Accounting Principle, net of taxes             -           -         (34.7)           -
                                                                       --------     -------      --------     --------
Net Income (Loss)                                                      $   28.8     $ (86.4)     $  168.3     $ (138.9)
                                                                       ========     =======      ========     ========

Net Operating Profit
  Exploration and production                                           $  139.1     $ (44.1)     $  476.2        $ 1.4
  Chemicals - Pigment                                                       5.1        12.4           2.2         15.3
  Chemicals - Other                                                        (2.4)       (5.3)        (14.4)        (3.6)
                                                                       --------     -------      --------     --------
    Total                                                                 141.8       (37.0)        464.0         13.1
Net Interest Expense                                                      (40.6)      (43.8)       (120.9)      (132.7)
Loss from Equity Affiliates                                                (7.1)       (3.1)        (15.4)       (13.3)
Derivatives and Devon Stock Revaluation (a)                                (3.6)       13.5          (4.4)        12.9
Foreign Currency Gains (Losses)                                             0.8       (18.3)        (12.2)       (29.8)
Other Income (Expense)                                                    (62.2)        1.9        (108.0)      (116.4)
Discontinued Operations, net of taxes                                      (0.3)        0.4          (0.1)       127.3
Cumulative Effect of Change in Accounting Principle, net of taxes             -           -         (34.7)           -
                                                                       --------     -------      --------     --------
Net Income (Loss)                                                      $   28.8     $ (86.4)     $  168.3     $ (138.9)
                                                                       ========     =======      ========     ========


(a) Includes non-hedge derivatives that are not part of operating profit.

                 KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                   (Unaudited)

                                                                       Third Quarter Ended         Nine Months Ended
                                                                          September 30,               September 30,
                                                                       --------------------      ---------------------
(Millions of dollars)                                                    2003        2002          2003         2002
                                                                       --------     -------      --------     --------
Selected Exploration and Production Information
-----------------------------------------------
Revenue, except for marketing revenue                                  $  612.5     $ 625.5      $1,995.3     $1,734.3
                                                                       --------     -------      --------     --------
Production Costs -
  Lease operating expense                                                  76.2       120.9         248.5        338.5
  Production taxes                                                         15.3        18.5          38.0         54.6
                                                                       --------     -------      --------     --------
    Total                                                                  91.5       139.4         286.5        393.1
Depreciation and Depletion                                                150.7       166.0         457.4        520.3
Accretion Expense                                                           6.3           -          18.8            -
Asset Impairments, Net of Gains on Disposal of Assets Held for Sale        (4.4)       24.0          (5.0)       181.5
General and Administrative Expense                                         29.1        22.1          71.8         58.9
Transportation Expense                                                     22.6        21.7          67.8         57.3
Gas Gathering, Pipeline and Other Expenses                                 15.9        13.3          49.9         49.4
Exploration Expense                                                        79.8        70.1         286.9        148.8
                                                                       --------     -------      --------     --------
    Total Costs and Expenses                                              391.5       456.6       1,234.1      1,409.3
                                                                       --------     -------      --------     --------
     Net, excluding marketing                                             221.0       168.9         761.2        325.0
Marketing - gas sales revenue                                              81.3        19.5         215.2         46.8
Marketing - gas purchase cost (including transportation)                  (80.3)      (17.7)       (209.4)       (38.4)
                                                                       --------     -------      --------     --------
     Operating Profit                                                  $  222.0     $ 170.7      $  767.0     $  333.4
                                                                       ========     =======      ========     ========

Other Information, Net of Income Taxes
--------------------------------------
Commodity and Other Derivatives and Devon Stock Revaluation            $   (2.6)      $ 8.2      $   (9.7)    $    0.6
Foreign Currency Gains (Losses)                                             0.8       (18.3)        (12.2)       (29.8)
Effect of U.K. Tax Law Change                                                 -      (146.4)            -       (146.4)
Asset Impairments                                                         (11.9)      (21.8)        (20.7)      (180.3)
Litigation Reserve                                                         (1.4)       (1.3)         (5.6)       (46.8)
Gains on Disposal of Assets Held for Sale                                  15.0           -          23.7            -
Costs Related to Chemical Plant Shutdown                                   (2.8)          -         (26.4)           -
Costs Related to Forest Products Shutdown                                     -        (1.2)         (5.8)        (1.2)
Environmental Expenses, Net of Reimbursements                             (30.7)       13.0         (42.2)       (45.9)
Curtailment of Pension and Postretirement Plans Related to a
   Voluntary Workforce Reduction                                          (10.9)          -         (10.9)           -
Other Items                                                                (3.1)        2.2          (4.1)         4.3
                                                                       --------     -------      --------     --------
   Total                                                               $  (47.6)    $(165.6)     $ (113.9)    $ (445.5)
                                                                       ========     =======      ========     ========

Selected Balance Sheet Information
----------------------------------
Cash                                                                                             $  194.9     $  142.3
Current Assets                                                                                    1,665.5      1,260.8
Total Assets                                                                                      9,920.6     10,830.1
Current Liabilities                                                                               2,026.7      1,311.8
Total Debt                                                                                        3,720.5      4,266.3
Stockholders' Equity                                                                              2,658.6      2,904.9

Selected Cash Flow Information
------------------------------
Cash Provided by Operating Activities                                  $  427.2     $ 313.4      $1,192.1     $1,042.5
Depreciation, Depletion and Amortization
 (including asset impairment)                                             192.8       238.5         618.3        864.4
Dividends Paid                                                             45.3        45.2         135.9        135.4
Capital Expenditures (including dry hole expense) -
  Exploration and production                                              237.5       261.4         839.4        820.0
  Chemicals - Pigment                                                      23.1        13.6          59.6         52.9
  Chemicals - Other                                                         2.0         2.4           4.5          6.7
                                                                       --------     -------      --------     --------
                                                                          262.6       277.4         903.5        879.6
  All other                                                                 5.0        16.3          10.2         55.4
                                                                       --------     -------      --------     --------
     Total                                                             $  267.6     $ 293.7      $  913.7     $  935.0
                                                                       ========     =======      ========     ========

                 KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                   (Unaudited)

                                                                       Third Quarter Ended          Nine Months Ended
                                                                          September 30,               September 30,
                                                                       --------------------      ---------------------
                                                                         2003         2002         2003         2002
                                                                       --------     -------      --------     --------
Crude oil & condensate production (thousands of bbls/day)
  Domestic -
    Offshore                                                               55.4        50.5          57.6         52.7
    Onshore                                                                18.4        30.1          20.0         29.5
  North Sea                                                                67.2       104.3          73.1        105.0
  Other International                                                         -         8.0           2.9          8.4
                                                                       --------     -------      --------     --------
    Total Continuing Operations                                           141.0       192.9         153.6        195.6
  Discontinued Operations                                                     -         2.1           0.8          5.8
                                                                       --------     -------      --------     --------
    Total                                                                 141.0       195.0         154.4        201.4
                                                                       ========     =======      ========     ========

Average price of crude oil sold (per bbl)
  Domestic -
    Offshore                                                           $  26.00     $ 22.95      $  25.93     $  21.11
    Onshore                                                               25.34       23.04         26.31        21.01
  North Sea                                                               25.68       23.68         26.04        21.96
  Other International                                                         -       23.57         29.24        21.37
    Average for Continuing Operations                                     25.76       23.38         26.09        21.56
    Discontinued Operations                                            $      -     $ 20.89      $  24.47     $  19.62

Natural gas sold (MMCF/day)
  Domestic -
    Offshore                                                                265         305           275          267
    Onshore                                                                 343         389           353          384
  North Sea                                                                  91          95            92           98
                                                                       --------     -------      --------     --------
    Total                                                                   699         789           720          749
                                                                       ========     =======      ========     ========

Average price of natural gas sold (per MCF)
  Domestic -
    Offshore                                                           $   4.59     $  3.20      $   4.98     $   3.02
    Onshore                                                                4.26        2.70          4.36         2.73
  North Sea                                                                2.81        1.85          2.89         2.17
  Average                                                              $   4.20     $  2.79      $   4.41     $   2.76

Titanium dioxide pigment production
  (thousands of tonnes)                                                     130         127           391          373